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                                                                      EXHIBIT 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Registration Statement on Form N-1A of the Janus Aspen Series.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
October 16, 2002